UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

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☐ Preliminary Proxy Statement
☐Confidential, for use of the Commission only(as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement
☒ Definitive additional materials.
☐ Soliciting material under Rule 14a-12.

U.S. Energy Corp.
(Name of Registrant as Specified in Charter)

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2025

EXPLANATORY NOTE

On April 17, 2025, U.S. Energy Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2025, commencing at 9:00 a.m., CDT time. As previously disclosed, the board of directors of the Company has fixed the close of business on April 11, 2025 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct an inadvertent error in the number of shares of common stock (the “Common Stock”), reported as outstanding as of the Record Date. The Proxy Statement previously stated that there were 34,026,032 shares of Common Stock outstanding when there were 35,762,511 shares of Common Stock outstanding as of the Record Date. This change affects the disclosure as related to the shares of Common Stock outstanding as of the Record Date as reported on page 1 of the Proxy Statement, and the disclosure as related to the shares of Common Stock outstanding as of the Record Date and the beneficial ownership percentages presented in the table in the section under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 16-19 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

* * * * *

As corrected, the disclosure as related to the shares of Common Stock outstanding as of the Record Date on page 1 of the Proxy Statement should read as follows:

Who Can Vote

Only holders of our common stock (“Common Stock”) at the close of business on the record date of April 11, 2025, are entitled to receive notice of, and to vote at, the Annual Meeting. As of April 11, 2025 (the “Record Date”) there were 35,762,511 shares of our Common Stock issued and outstanding, all of which are entitled to vote at the Annual Meeting.

* * * * *

As corrected, the disclosure on pages 16-19 under the heading “Security Ownership of Certain Beneficial Owners and Management” should read as follows:

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 11, 2025 (the “Record Date”), referred to in the table below as the “Beneficial Ownership Date”, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our securities;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all directors and executive officers as a group.

The column titled “Percentage of Shares Beneficially Owned” is based on a total of 35,762,511 shares of our Common Stock outstanding as of the Beneficial Ownership Date.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominee(s) and officers is c/o 1616 Voss, Suite 725, Houston, Texas 77057.

Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Percent of Shares Beneficially Owned
Common	Ryan L. Smith	CEO and Director	1,177,039	(1)	3.3%
Common	James W. Denny III	Director	203,913	(2)	* %
Common	Randall D. Keys	Director	238,913	(3)	* %
Common	D. Stephen Slack	Director	208,913	(4)	* %
Common	John A. Weinzierl	Chairman	9,876,284	(5)	27.6%
Common	Duane H. King	Director	3,616,312	(6)	10.1%
Common	Joshua L. Batchelor	Director	6,244,139	(7)	17.5%
Common	Mark L. Zajac	CFO	338,147	(8)	* %
Common	Directors and executive officers as a group (8 persons)		21,903,660		61.2%

Greater than 5% Stockholders
Common	John Alfred Weinzierl 2020 Trust	>5% Stockholder	3,124,893	(9)	8.7%
Common	Katla Energy Holdings LLC	>5% Stockholder	4,853,565	(10)	13.6%
Common	King Oil & Gas Company, Inc.	>5% Stockholder	2,027,399	(11)	5.7%
Common	Banner Oil & Gas, LLC	>5% Stockholder	5,089,101	(12)	14.2%

Former Named Executive Officer
Common	Donald Kessel	Former Officer	0	(13)	* %

* Less than one percent.

(1)         Mr. Smith owns 1,177,039 shares of our Common Stock and stock options to purchase 10,000 shares of Common Stock at an exercise price of $11.60 per share, which expire on November 10, 2027. Mr. Smith's ownership of 1,176,039 shares includes 608,359 fully vested shares and 54,347 shares vesting on January 5, 2026; 113,333 shares which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 and 2027; and 400,000 shares which are subject to vesting at the rate of 1/4 of such shares on each February 14, 2026, 2027, 2028, and 2029. All unvested shares are also subject to Mr. Smith's continued service to the Company on the date of the vesting of such shares.

(2)         Mr. Denny owns 203,913 shares of our Common Stock, which includes 163,913 fully vested shares and 40,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of  July 1, 2025 and January 1, 2026, subject to Mr. Denny’s continued service with the Company on the date of the vesting of such shares.

(3)         Mr. Keys owns 238,913 shares of our Common Stock, which includes 198,913 fully vested shares and 40,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of July 1, 2025 and January 1, 2026, subject to Mr. Key’s continued service with the Company on the date of vesting of such shares.

(4)         Mr. Slack owns 208,913 shares of our Common Stock, which includes 168,913 fully vested shares and 40,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of July 1, 2025 and January 1, 2026, subject to Mr. Slack’s continued service with the Company on the date of vesting of such shares.

(5)         As described in Footnote (9) and (10) below,  due to Mr. Weinzierl acting as trustee of the John Alfred Weinzierl 2020 Trust, he is deemed to beneficially own the 3,124,893 shares of Common Stock held by the John Alfred Weinzierl 2020 Trust and due to Mr. Weinzierl’s status as sole member and Managing Member of Katla Energy Holdings LLC, Mr. Weinzierl is deemed to beneficially own the 4,853,565 shares of Common Stock held by Katla Energy Holdings LLC. Mr. Weinzierl's ownership also includes 417,826 fully vested shares and 80,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of July 1, 2025 and January 1, 2026, subject to Mr. Weinzierl’s continued service with the Company on the date of vesting of such shares. Ownership includes 1,400,000 shares owned directly by Synergy Offshore LLC ("Synergy"). Katla is an owner of member interests in Synergy Producing Properties, LLC ("SPP"), which is the 100% owner of Synergy. Mr. Weinzierl and Katla may be deemed to beneficially own the shares of Common Stock owned by Synergy based on certain member rights in SPP. Mr. Weinzierl and Katla disclaim beneficial ownership in such shares other than to the extent of their pecuniary interest therein.

(6)         As described in Footnote (11) below, Mr. King is the Chief Executive Officer and 100% owner of King Oil & Gas Company Inc, and as a result, has the right to vote and to dispose of the 2,027,399 shares of Common Stock of the Company held by King Oil & Gas Company, Inc. Mr. King's ownership also includes 148,913 fully vested shares and 40,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of July 1, 2025 and January 1, 2026, subject to Mr. King’s continued service with the Company on the date of vesting of such shares. A total of 1,400,000 shares represents shares of Common Stock held directly by Synergy. The shares held by Synergy may be deemed to be beneficially owned by Mr. King due to his status as Chief Executive Officer and current sole manager of Synergy. Mr. King and King Oil are also owners of member interests in SPP, which is the 100% owner of Synergy. Mr. King and King Oil each may be deemed to beneficially own the shares of Common Stock owned by Synergy based on certain member rights in SPP. Mr. King and King Oil disclaim beneficial ownership other than to the extent of his pecuniary interest therein.

(7)         As described below and in Footnote (12), due to Mr. Batchelor’s status as co-Managing Partner of Sage Road Capital, LLC ("Sage Road"), which entity indirectly controls, and manages certain funds which own a majority interest of, each of Banner Oil & Gas ("Banner"), Woodford Petroleum, LLC ("Woodford") and Sage Road Energy II, LP ("Sage Road Energy"), Mr. Batchelor is deemed to beneficially own the shares of common stock held by Banner (5,089,101), Woodford (392,901) and Sage Road Energy (573,224). Mr. Batchelor's ownership also includes 148,913 fully vested shares and 40,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of  July 1, 2025 and January 1, 2026, subject to Mr. Batchelor's continued service with the Company. Due to Mr. Batchelor’s and Mr. Benjamin A. Stamets’ statuses as co-Managing Partners of Sage Road, which entity indirectly controls, and manages certain funds which own a majority interest of, Banner, Woodford and Sage Road Energy, Mr. Batchelor and Mr. Stamets may be deemed to beneficially own the shares of Common Stock held by Banner, Woodford and Sage Road Energy.

(8)         Mr. Zajac owns 338,147 shares of our Common Stock, which includes 68,147 fully vested shares and 50,000 shares which vest June 1, 2025; 120,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 and 2027; and 100,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of February 14, 2026 and 2027. All shares are subject to Mr. Zajac's continued service with the Company on the date of vesting of such shares.

(9)         Mr. Weinzierl is the Trustee of the John Alfred Weinzierl 2020 Trust and as such, is deemed to beneficially own and have voting and dispositive power over the shares of Common Stock held by the Trust.

(10)         Mr. Weinzierl is the sole member and Managing Member of Katla Energy Holdings LLC, and as such, is deemed to beneficially own the shares of Common Stock held by Katla Energy Holdings LLC. The address of Katla Energy Holdings LLC is 1616 S Voss Rd, Suite 530, Houston, Texas 77057.

(11)         Mr. King is the Chief Executive Officer and 100% owner of King Oil, and as a result, has the right to vote and to distribute the shares of the Company held by King Oil. The address of King Oil is 1401 Lake Plaza Dr, Suite 200-185, Spring, Texas 77389.

(12)         Due to Mr. Batchelor’s and Mr. Benjamin A. Stamets’ statuses as co-Managing Partners of Sage Road, which entity indirectly controls, and manages certain funds which own a majority interest of, Banner Oil, Mr. Batchelor and Mr. Stamets are deemed to beneficially own the shares of Common Stock held by Banner. The address of Banner is 2121 Sage Road, Suite 325, Houston, Texas 77056.

(13)         Based solely on a review of the Company's record shareholders list. The Company has not had contact with Mr. Kessel since he retired on July 28, 2023, and cannot confirm the number of shares held by Mr. Kessel.